EXHIBIT 99.1

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2013 Results

COSTA MESA, Calif., Feb. 5, 2014 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq: TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the fourth quarter and fiscal year 2013, which ended December 30, 2013.

Fourth Quarter 2013 Highlights

  Net sales were $366.1 million
  GAAP net income attributable to stockholders was $11.3 million, or $0.14 per diluted share
  Non-GAAP net income attributable to stockholders was $22.1 million, or $0.27 per diluted share
  Gross margin was 19.2 percent

Fiscal Year 2013 Highlights

  Net sales were $1.4 billion
  GAAP net income attributable to stockholders was $21.9 million, or $0.26 per diluted share
  Non-GAAP net income attributable to stockholders was $51.3 million, or $0.62 per diluted share

Fourth Quarter 2013 Financial Results

Net sales for the fourth quarter of 2013 were $366.1 million compared to $338.7 million in the third quarter of 2013 and $381.7 million in the fourth quarter of 2012. Fourth quarter 2012 revenue included $22 million of revenue from TTM's SYE plant, in which TTM sold its controlling equity interest during the second quarter of 2013.

GAAP operating income for the fourth quarter of 2013 was $29.3 million compared to an operating loss of $1.2 million in the third quarter of 2013 and operating income of $20.7 million in the fourth quarter of 2012.

GAAP net income attributable to stockholders for the fourth quarter of 2013 was $11.3 million, or $0.14 per diluted share. This compares to a GAAP net loss attributable to stockholders of $7.7 million, or $0.09 per share, in the third quarter of 2013 and net income of $13.7 million, or $0.17 per diluted share, in the fourth quarter of 2012.

On a non-GAAP basis, net income attributable to stockholders for the fourth quarter of 2013 was $22.1 million, or $0.27 per diluted share. This compares to non-GAAP net income attributable to stockholders of $11.6 million, or $0.14 per diluted share, for the third quarter of 2013 and $19.3 million, or $0.23 per diluted share, for the fourth quarter of 2012.

Adjusted EBITDA for the fourth quarter of 2013 was $58.4 million, or 16.0 percent of net sales, compared to adjusted EBITDA of $42.3 million, or 12.5 percent of net sales, for the third quarter of 2013 and $52.5 million, or 13.7 percent of net sales, for the fourth quarter of 2012.

"We delivered strong results for the fourth quarter as seasonal revenue growth combined with solid execution resulted in increases in gross margins and operating profit," said Tom Edman, CEO of TTM. "Revenue came in toward the high end of our guidance range and non-GAAP earnings were above our expectations for the quarter. Strong demand for our advanced HDI and rigid-flex PCBs used in smartphones, tablets and e-readers in particular drove our product mix shift toward advanced technology PCBs and brought our Asia Pacific factory utilization rates above 90%."

Full Year 2013 Financial Results

Net sales for fiscal year 2013 increased to $1.4 billion from $1.3 billion in fiscal year 2012.

GAAP operating income for fiscal year 2013 was $69.1 million, an increase from an operating loss of $142.0 million in fiscal year 2012. Included in operating results were charges for severance and asset impairments of $14.2 million in 2013 and non-cash charges for goodwill and other asset impairments of $218.4 million in 2012.

GAAP net income attributable to stockholders for fiscal year 2013 was $21.9 million, or $0.26 per diluted share, compared to a GAAP net loss of $174.6 million, or $2.13 per share, for fiscal year 2012.

On a non-GAAP basis, net income attributable to stockholders for fiscal year 2013 was $51.3 million, or $0.62 per diluted share. This compares to fiscal year 2012 non-GAAP net income attributable to stockholders of $69.8 million, or $0.85 per diluted share.

Adjusted EBITDA for fiscal year 2013 was $181.3 million, or 13.3 percent of net sales, compared to $190.6 million, or 14.1 percent of net sales, for fiscal year 2012.

"During 2013, we implemented a number of key initiatives to increase operational efficiencies and improve our margin profile. We believe actions such as the divesture of the SYE plant and the closure of the MAS facility will improve our cost structure over time," continued Edman.

"As we enter 2014, we expect a normal seasonal decline in our business in the first half of the year followed by an increase in the second half. Longer term, we believe we are well positioned to extend our leadership position in the PCB industry by delivering advanced technology to a broad customer base across diverse end markets," concluded Edman.

Business Outlook

Our first quarter 2014 guidance reflects the seasonal decline in business in our cell phone and computing end markets. For the first quarter of 2014, TTM estimates that revenue will be in the range of $290 million to $310 million, and non-GAAP earnings in the range of $0.03 to $0.09 per diluted share.

To Access the Live Webcast/Conference Call

The Company will host a conference call and webcast to discuss fourth quarter and fiscal year 2013 results and first quarter 2014 outlook on Wednesday, February 5, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-888-549-7750 or international 1-480-629-9866. The conference call also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. The Company presents non-GAAP financial information to enable investors to see the company through the eyes of management and to provide better insight into the Company's ongoing financial performance.

Management believes that the non-GAAP financial information – which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other unusual or infrequent items (such as the gain realized on the SYE transaction) as well as the associated tax impact of these charges and discrete tax items – provides additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the Company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the Company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

- Tables Follow -

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2013	2012	2013	2013	2012

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 366,111	$ 381,735	$ 338,691	$ 1,368,215	$ 1,348,668
Cost of goods sold	295,894	320,221	290,252	1,150,372	1,123,669

Gross profit	70,217	61,514	48,439	217,843	224,999

Operating expenses:
Selling and marketing	9,535	9,592	8,865	37,149	35,957
General and administrative	28,932	28,682	24,293	105,924	98,005
Amortization of definite-lived intangibles	2,348	2,515	2,329	9,332	14,637
Restructuring charges	88	--	3,357	3,445	--
Impairment of long-lived assets	--	--	10,782	10,782	18,082
Impairment of goodwill and definite-lived intangibles	--	--	--	--	200,335
Gain on sale of assets	--	--	--	(17,917)	--
Total operating expenses	40,903	40,789	49,626	148,715	367,016

Operating income (loss)	29,314	20,725	(1,187)	69,128	(142,017)

Interest expense	(5,982)	(6,558)	(5,848)	(24,031)	(25,784)
Loss on extinguishment of debt	(10,743)	--	--	(10,743)	(5,527)
Other, net	1,092	2,440	2,692	5,418	4,956

Income (loss) before income taxes	13,681	16,607	(4,343)	39,772	(168,372)
Income tax provision	(2,385)	(4,926)	(3,365)	(15,879)	(12,728)

Net income (loss)	11,296	11,681	(7,708)	23,893	(181,100)

Net (income) loss attributable to noncontrolling interest	--	2,061	--	(2,016)	6,505
Net income (loss) attributable to stockholders	$ 11,296	$ 13,742	$ (7,708)	$ 21,877	$ (174,595)

Earnings (loss) per share attributable to stockholders:
Basic	$ 0.14	$ 0.17	$ (0.09)	$ 0.27	$ (2.13)
Diluted	$ 0.14	$ 0.17	$ (0.09)	$ 0.26	$ (2.13)

Weighted average common shares:
Basic	82,649	81,932	82,630	82,506	81,800
Diluted	83,451	82,613	82,630	83,132	81,800

SELECTED BALANCE SHEET DATA
	December 30, 2013	December 31, 2012
Cash and cash equivalents	$ 330,554	$ 285,433
Accounts and notes receivable, net	277,070	301,509
Inventories	138,145	146,012
Total current assets	804,991	765,612
Property, plant and equipment, net	810,672	833,678
Other non-current assets	57,912	77,672
Total assets	$ 1,673,575	$ 1,676,962

Short-term debt, including current portion long-term debt	$ 96,204	$ 30,004
Accounts payable	192,357	186,745
Total current liabilities	458,003	369,880
Debt, net of discount	477,539	527,541
Total long-term liabilities	510,277	554,252
Noncontrolling interest	--	98,883
Total stockholders' equity	705,295	752,830
Total liabilities and stockholders' equity	$ 1,673,575	$ 1,676,962

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2013	2012	2013	2013	2012
Gross margin	19.2%	16.1%	14.3%	15.9%	16.7%
Operating margin	8.0	5.4	(0.4)	5.1	(10.5)

End Market Breakdown[1]:
	Fourth Quarter		Third Quarter
	2013	2012	2013

Aerospace/Defense	14%	13%	16%
Cellular Phone	24	21	21
Computing/Storage/Peripherals	23	24	19
Medical/Industrial/Instrumentation	8	7	9
Networking/Communications	27	30	30
Other	4	5	5

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2013	2012	2013
Amount included in:
Cost of goods sold	$ 250	$ 265	$ 252
Selling and marketing	308	124	304
General and administrative	1,684	2,432	1,275
Total stock-based compensation expense	$ 2,241	$ 2,821	$ 1,831

Operating Segment Data:
	Fourth Quarter		Third Quarter
Net sales:	2013	2012	2013
Asia Pacific	$ 231,648	$ 259,378	$ 206,460
North America	134,936	123,232	132,608
Total sales	366,584	382,610	339,068
Inter-segment sales	(473)	(875)	(377)
Total net sales	$ 366,111	$ 381,735	$ 338,691

Operating segment income:
Asia Pacific	$ 25,863	$ 17,644	$ (7,313)
North America	5,799	5,596	8,455
Total operating segment income	31,662	23,240	1,142
Amortization of definite-lived intangibles	(2,348)	(2,515)	(2,329)
Total operating income (loss)	29,314	20,725	(1,187)
Total other expense	(15,633)	(4,118)	(3,156)
Income (loss) before income taxes	$ 13,681	$ 16,607	$ (4,343)

RECONCILIATIONS[2]
	Fourth Quarter		Third Quarter	Full Year
	2013	2012	2013	2013	2012
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$ 70,217	$ 61,514	$ 48,439	$ 217,843	$ 224,999
Add back item:
Amortization of definite-lived intangibles	--	--	--	--	47
Stock-based compensation	250	265	252	1,059	1,094
Non-GAAP gross profit	$ 70,467	$ 61,779	$ 48,691	$ 218,902	$ 226,140
Non-GAAP gross margin	19.2%	16.2%	14.4%	16.0%	16.8%

Non-GAAP operating income reconciliation[4]:
GAAP operating income (loss)	$ 29,314	$ 20,725	$ (1,187)	$ 69,128	$ (142,017)
Add back items:
Amortization of definite-lived intangibles	2,348	2,515	2,329	9,332	14,684
Stock-based compensation	2,241	2,821	1,831	8,985	10,266
Gain on sale of assets	--	--	--	(17,917)	--
Impairments and restructuring charges	88	--	14,139	14,227	218,417
Non-GAAP operating income	$ 33,991	$ 26,061	$ 17,112	$ 83,755	$ 101,350
Non-GAAP operating margin	9.3%	6.8%	5.1%	6.1%	7.5%

Non-GAAP net income and EPS attributable to stockholders reconciliation[5]:
GAAP net income (loss) attributable to stockholders	$ 11,296	$ 13,742	$ (7,708)	$ 21,877	$ (174,595)
Add back items:
Amortization of definite-lived intangibles	2,348	2,515	2,329	9,332	14,684
Stock-based compensation	2,241	2,821	1,831	8,985	10,266
Non-cash interest expense	2,183	2,016	2,134	8,466	7,893
Gain on sale of assets	--	--	--	(17,917)	--
Impairments, restructuring and other charges	10,831	--	14,139	24,970	223,944
Income taxes[6]	(6,765)	(1,765)	(1,080)	(4,444)	(12,417)
Non-GAAP net income attributable to stockholders	$ 22,134	$ 19,329	$ 11,645	$ 51,269	$ 69,775
Non-GAAP earnings per diluted share attributable to stockholders	$ 0.27	$ 0.23	$ 0.14	$ 0.62	$ 0.85

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss)	$ 11,296	$ 11,681	$ (7,708)	$ 23,893	$ (181,100)
Add back items:
Income tax provision	2,385	4,926	3,365	15,879	12,728
Interest expense	5,982	6,558	5,848	24,031	25,784
Amortization of definite-lived intangibles	2,348	2,515	2,329	9,332	14,684
Depreciation expense	23,338	23,962	22,527	92,120	84,286
Stock-based compensation	2,241	2,821	1,831	8,985	10,266
Gain on sale of assets	--	--	--	(17,917)	--
Impairments, restructuring and other charges	10,831	--	14,139	24,970	223,944
Adjusted EBITDA	$ 58,421	$ 52,463	$ 42,331	$ 181,293	$ 190,592
Adjusted EBITDA margin	16.0%	13.7%	12.5%	13.3%	14.1%

[1] Certain reclassifications of prior year end market percentages have been made to conform to the current year presentation. Beginning in the first quarter of 2013, we reclassified substrate PCBs, which were included in the Other end market, into the end markets that the substrate PCBs are sold into - predominantly Cellular Phone.

[2] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated statements of operations.

[3] Non-GAAP gross profit and gross margin measures exclude amortization of intangibles and stock-based compensation expense.

[4] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, and restructuring and impairment charges.

[5] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[6] Previously, the adjustment reported represented the tax effect of other non-GAAP adjustments. We have changed the definition such that the amount now represents the adjustment necessary to remove the effect of discrete tax items as well as the tax effect of the other non-GAAP adjustments shown in the table. All prior periods have been changed to conform to this methodology.

[7] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, assets impairment, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
CONTACT: Todd Schull, CFO
         714-327-3000